                                                                EXHIBIT 10(r)(2)

                         CERTIFIED COPY OF A RESOLUTION

                          OF THE BOARD OF DIRECTORS OF

                       CENTRAL AND SOUTH WEST CORPORATION


     RESOLVED: That the Board of Directors of Central and South West Corporation hereby authorizes the appropriate officers of the Corporation to establish additional pension benefits through the Central and South West System Special Executive Retirement Plan, which shall contain substantially the same terms and conditions as are set out in the said plan which has heretofore been approved by the Board of Directors, a copy of which is attached to these minutes and incorporated herein by reference.

     It is the intent of this Board of Directors, by taking this action, to:

          1. Grant to Thomas V. Shockley, III additional years of credited service in excess of the actual credited service earned under the Central and South West System Pension Plan.

          2. Provide for payment of pension benefits for retirement commencing at age 60 or later based on thirty years of credited service less benefits payable under the basic Pension Plan in accordance with the provisions of the Special Executive Retirement Plan.

     FURTHER RESOLVED: That the Board of Directors approves and ratifies any and all actions heretofore taken in connection with this plan on behalf of Mr. Thomas V. Shockley, III. This resolution and the authorization herein contained shall become effective immediately.

I, Thomas S. Ashford, do hereby certify that I am Secretary of Central and South West Corporation, a Delaware corporation, and as such Secretary and the keeper of the corporate records and seal of said Corporation, and as said Secretary, I do hereby further certify that the above and foregoing is a true and correct copy of a certain resolution as the same appears upon the records of said Corporation duly adopted by the Board of Directors of said Corporation at a meeting of said Board duly called and held on the 18th day of April, 1991, at which meeting a quorum of said Board was present and voting throughout.


IN WITNESS WHEREOF, I have hereunto set my hand and affixed the seal of said Corporation this 19th day of March, 2002.



                              /s/Thomas S. Ashford
                                 Secretary

SEAL